Exhibit 99.1

vTv Therapeutics Announces 2025 First Quarter Financial Results and Provides Corporate Update
Ongoing screening in CATT1 Phase 3 trial evaluating cadisegliatin in patients with type 1 diabetes (T1D)
Topline Phase 3 data for cadisegliatin expected in 2H 2026
HIGH POINT, N.C., May 15, 2025 (GLOBE NEWSWIRE) – vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company focused on the development of cadisegliatin, a potential first-in-class oral adjunctive therapy to insulin being investigated for the treatment of type 1 diabetes (T1D), today reported financial results for the first quarter ended March 31, 2025, and provided an update on recent corporate developments.
“Our late stage cadisegliatin program is advancing with potential to be the first oral adjunct therapy for T1D,” said Paul Sekhri, Chairman, President and Chief Executive Officer of vTv Therapeutics. “We reinitiated screening in our Phase 3 CATT1 study and, based upon the recent protocol amendment to shorten the study from 12 to 6 months, we expect topline Phase 3 data for cadisegliatin in the second half of 2026.”

Recent Company Highlights
•Screening Reinitiated for Cadisegliatin Phase 3 Trial. In May 2025, vTv Therapeutics announced that screening has been reinitiated in the Company’s CATT1 phase 3 trial evaluating cadisegliatin as an adjunctive therapy to insulin for treatment of type 1 diabetes (T1D). Topline data from the study is expected in the second half of 2026.
•Protocol Amendment for CATT1 Phase 3 Trial. In April, the Company submitted a protocol amendment to reduce the overall duration of the CATT1 trial from 12 to 6 months, which will expedite time to topline data by forgoing the additional 6-month safety assessment with no impact on original key endpoints. Also based on the amendment, continuous glucose monitors (CGM) will now be provided to participants.
First Quarter 2025 Financial Results

•Cash Position: The Company’s cash position as of March 31, 2025, was $31.1 million compared to $36.7 million as of December 31, 2024.
•Research & Development (R&D) Expenses: R&D expenses were $2.8 million and $2.6 million in each of the three months ended March 31, 2025, and 2024, respectively. The increase reflects higher indirect costs and other project-related expenses. This was partially offset by lower spending on cadisegliatin, primarily due to reduced clinical trial costs and drug manufacturing costs and lower spending on other projects.
•General & Administrative (G&A) Expenses: G&A expenses were $3.7 million and $4.0 million for each of the three months ended March 31, 2025, and 2024, respectively. The decrease was primarily due to decreases in payroll costs, legal expense and other operating costs. This was partially offset by an increase in share-based expense.
•Other Expense, Net: Other expense for the three months ended March 31, 2025, was immaterial. Other expense for the three months ended March 31, 2024, was $0.4 million and was driven by losses related to the change in the fair value of the outstanding warrants to purchase shares of our own stock issued to related parties.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended March 31, 2025, was $5.1 million or $0.77 per basic share. Net loss attributable to vTv shareholders for the comparable period a year ago was $4.9 million or $1.17 per basic share.

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,059	$36,746
Prepaid expenses	742	1,192
Other current assets	115	175
Total current assets	31,916	38,113
Property and equipment, net	19	28
Operating lease right-of-use assets	92	125
Total assets	$32,027	$38,266
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,191	$5,027
Current portion of operating lease liabilities	125	169
Total current liabilities	4,316	5,196
Contract liabilities, net of current portion	18,669	18,669
Warrant liability, related party	85	57
Warrant liability	60	43
Total liabilities	23,130	23,965
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock	26	26
Class B Common Stock	6	6
Additional paid-in capital	312,698	311,885
Accumulated deficit	(304,810)	(299,718)
Total stockholders’ equity attributable to vTv Therapeutics Inc.	7,920	12,199
Noncontrolling interest	977	2,102
Total stockholders’ equity	8,897	14,301
Total liabilities and stockholders’ equity	$32,027	$38,266

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Revenue	$—	$1,000
Operating expenses:
Research and development	2,830	2,649
General and administrative	3,673	3,978
Total operating expenses	6,503	6,627
Operating loss	(6,503)	(5,627)
Interest income	331	79
Other expense, net	(45)	(371)
Loss before income taxes and noncontrolling interest	(6,217)	(5,919)
Income tax provision	—	100
Net loss before noncontrolling interest	(6,217)	(6,019)
Less: net loss attributable to noncontrolling interest	(1,125)	(1,154)
Net loss attributable to vTv Therapeutics Inc.	$(5,092)	$(4,865)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,092)	$(4,865)
Net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted	$(0.77)	$(1.17)
Weighted average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	6,582,844	4,141,492
About Cadisegliatin
Cadisegliatin (TTP399) is a novel, oral small molecule, liver selective glucokinase activator being investigated as a potential first-in-class oral adjunctive treatment to insulin for type 1 diabetes (T1D). In nonclinical studies, cadisegliatin, acting selectively on the liver, increased the activity of glucokinase independently from insulin which supports clinical investigation of improvement in glycemic control through hepatic glucose uptake and glycogen storage.
Cadisegliatin is under investigation and the safety and efficacy have not been established. There is no guarantee that this product will receive health authority approval or become commercially available for the use being investigated.
About vTv Therapeutics
vTv Therapeutics Inc. is a late stage biopharmaceutical company focused on developing novel oral, small molecule drug candidates intended to help treat millions with chronic diseases. vTv’s clinical pipeline is led by cadisegliatin, a potential first-in-class oral adjunctive therapy to insulin being investigated for the treatment of type 1 diabetes.
Forward-Looking Statement
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all our forward-looking statements by these cautionary statements.

Investor Contact
Sandya von der Weid
LifeSci Advisors, LLC
svonderweid@lifesciadvisors.com

Media Contact
Caren Begun
TellMed Strategies
201-396-8551
caren.begun@tmstrat.com